UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

June 14, 2005
(Date of earliest event reported)

WASHINGTON GROUP INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12054	33-0565601
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

720 PARK BOULEVARD, BOISE, IDAHO  83712

(Address of Principal Executive Offices, including Zip Code)

208 / 386-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1- Entry into a Material Definitive Agreement

Item 1.01.                                          Results of Operations and Financial Condition.

On June 14, 2005, Washington Group International, Inc. (the “Company”), as borrower, certain lenders (the “Lenders”), certain issuers and Credit Suisse, as administrative agent (in such capacity, the “Administrative Agent”) entered into an Amendment Agreement (the “Amendment”) providing for the amendment and restatement of the Company’s existing credit facility (the “Existing Facility”) entered into on October 9, 2003, as amended by Amendment No. 1, dated as of March 19, 2004, and Amendment No. 2, dated as of July 22, 2004, by and among the Company, various lending institutions and issuers and Credit Suisse First Boston, as administrative agent, in the form of Exhibit A to the Amendment (as so amended and restated, the “Amended Credit Agreement”).

The Amended Credit Agreement extends the term of the Existing Facility to June 14, 2010 and provides for a maximum borrowing of $350,000,000.  Borrowings made pursuant to the Amended Credit Agreement may be revolving loans or swing line loans, the combined sum of which may not exceed the maximum borrowing amount.  Revolving loans will bear interest, payable quarterly, at the Company’s option, at either a LIBOR rate or the higher of the Administrative Agent’s prime rate and the federal funds rate plus 0.50%, plus for either LIBOR or prime rate borrowings an applicable margin based on the ratings for the Company issued by Standard & Poor’s and Moody’s Investor Service.  Swingline loans will bear interest, payable quarterly, at the higher of the Administrative Agent’s prime rate or the federal funds rate plus .50%, plus the applicable margin.  The Amended Credit Agreement reduces the applicable margin from a range of 3.25% to 4.00% for Tranche A revolving LIBOR loans (or 2.25% to 3.00% if prime rate based), and 2.50% for Tranche B revolving LIBOR loans (or 1.50% if prime rate based), to, respectively, a range of 1.75% to 2.00% (or 0.75% to 1.00% if prime rate based) and 1.75% (or 0.75% if prime rate based).  The Company will pay a decreased commitment fee in respect of unused availability of either 0.25% or 0.50% in respect of Tranche A availability and 1.75% in respect of Tranche B availability (reduced from 1.50% and 2.50%, respectively), customary administrative agent fees and fees in respect of letters of credit.

The Amended Credit Agreement contains customary affirmative and negative covenants for credit facilities of its type, including limitations on the Company and its subsidiaries with respect to indebtedness, liens, nature of business, fundamental changes and modifications, investments, dividends and distributions, dispositions of assets, sale-leaseback transactions, and transactions with affiliates.  The Amended Credit Agreement reduces the restrictiveness of many of the covenants contained in the Existing Facility.  The covenants permit the Company to use proceeds of the loans and letters of credit for working capital and general corporate requirements of the Company and its subsidiaries.  The Amended Credit Agreement also contains financial covenants that require the Company to maintain, on a consolidated basis, a leverage ratio of not more than 2.00 to 1.00, a fixed charge coverage ratio of at least 1.50 to 1.00 and an interest coverage ratio of at least 3.50 to 1.00.  The Amended Credit Agreement provides for customary events of default with corresponding grace periods.

The foregoing description of the Amendment, the Amended Credit Agreement and related matters is qualified in its entirety by reference to the Amendment (Exhibit A of which is the Amended Credit Agreement), which is filed as Exhibit 10.1 hereto and incorporated herein by reference.  For additional information regarding the Company’s new credit facility, see the press release issued by the Company on June 15, 2005, a copy of which is included in this current report on Form 8-K as Exhibit 99.1.

Section 9 - Financial Statements and Exhibits

ITEM 9.01.  Financial Statements and Exhibits.

(c)                                  Exhibits.

Exhibit Number	Description

10.1

Amendment Agreement among Washington Group International, Inc., the lenders and issuers party thereto, Credit Suisse, as administrative agent, and the other parties thereto (including the Second Amended and Restated Credit Agreement, dated as of June 14, 2005, among Washington Group International, Inc., the lenders and issuers party thereto, and Credit Suisse, as administrative agent, attached as Exhibit A thereto).

99.1	Washington Group International, Inc. press release, dated June 15, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WASHINGTON GROUP INTERNATIONAL, INC. (a Delaware Corporation)

	By:	/s/ Craig G. Taylor
		Name:	Craig G. Taylor
		Title:	Corporate Secretary

Dated: June 16, 2005

EXHIBIT INDEX

Exhibit Number	Description

10.1

Amendment Agreement among Washington Group International, Inc., the lenders and issuers party thereto, Credit Suisse, as administrative agent, and the other parties thereto (including the Second Amended and Restated Credit Agreement, dated as of June 14, 2005, among Washington Group International, Inc., the lenders and issuers party thereto, and Credit Suisse, as administrative agent, attached as Exhibit A thereto).

99.1	Washington Group International, Inc. press release, dated June 15, 2005.